SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.

                              ARTICLES OF AMENDMENT

         Smith Barney California Municipals Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Articles of Incorporation of the Corporation, as amended, are hereby further amended by deleting Article II and inserting in lieu thereof the following:

                                   ARTICLE II

                                      NAME

         The name of the corporation (hereinafter called the "Corporation") is Legg Mason Partners California Municipals Fund, Inc.

         SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

         THIRD: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on April 7, 2006.


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         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the ___ day of ____________, 2006.


WITNESS:                                      SMITH BARNEY CALIFORNIA
                                              MUNICIPALS FUND INC.


By:                                           By:
   ---------------------------------             -------------------------------
   Thomas C. Mandia                              R. Jay Gerken
   Assistant Secretary                           Chairman, President and Chief
                                                 Executive Officer


THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Smith Barney California Municipals Fund Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                                  ------------------------------
                                                  R. Jay Gerken
                                                  Chairman, President and Chief
                                                  Executive Officer